EXHIBIT 23(ii)

INDEPENDENT AUDITORS' CONSENT


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-80043, 333-93301, 033-83940, 333-32674, and
333-45868) and Form S-3/A (No. 333-52450) of Internet Commerce Corporation and in the related prospectuses of our report dated September 30, 1999, with respect to the financial statements and schedule of Internet Commerce Corporation for the year ended July 31, 1999, included in this Annual Report (Form 10-K) for the year ended July 31, 2001.



Richard A. Eisner & Company, LLP

New York, New York
October 25, 2001